NEOS ETF Trust N-14

Exhibit 99.4

AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (this “Agreement”) is adopted as of this [ ]th day of March, 2024 by and among (i) ETF Series Solutions, on behalf of its series, the Nationwide Nasdaq-100® Risk-Managed Income ETF (the “Target Fund”), (ii) NEOS ETF Trust, on behalf of its series, the NEOS Nasdaq-100® Hedged Equity Income ETF (the “Acquiring Fund”), and (iii) solely for the purposes of Section 9 of this Agreement, NEOS Investment Management LLC, the investment adviser to the Acquiring Fund.

WHEREAS, the parties hereto intend for the Target Fund and the Acquiring Fund to enter into a transaction pursuant to which: (i) the Target Fund will transfer all of its assets to the Acquiring Fund in exchange for (a) the Acquiring Fund’s assumption of all of the Target Fund’s liabilities as described herein, and (b) shares of the Acquiring Fund of equal value to the net assets of the Target Fund being acquired, and (ii) the Target Fund will immediately distribute the shares of the Acquiring Fund to shareholders of the Target Fund, in connection with the liquidation and termination of the Target Fund, all upon the terms and conditions hereinafter set forth in this Agreement (such transaction, the “Reorganization”);

WHEREAS, the Acquiring Fund is a “shell series” of NEOS ETF Trust created for the purpose of, and is authorized to, acquire the assets and assume the liabilities of the Target Fund;

WHEREAS, the Target Fund and the Acquiring Fund are open-end, registered investment companies of the management type registered with the U.S. Securities and Exchange Commission (the “Commission”); and

WHEREAS, this Agreement is intended to be and is adopted as a plan of reorganization with respect to the Reorganization within the meaning of Section 368(a)(1)(F) of the United States Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, and intending to be legally bound, the parties hereto covenant and agree as follows:

1.	DESCRIPTION OF THE REORGANIZATION

1.1.    Plan of Transaction

(a)      Upon the terms and subject to the conditions herein set forth and on the basis of the representations and warranties contained herein, the Target Fund agrees to transfer to the Acquiring Fund all of the Target Fund’s assets as set forth in Section 1.1(b), and the Acquiring Fund agrees in consideration therefor (i) to deliver to the Target Fund that number of Acquiring Fund shares (“Acquiring Fund Shares”) determined by dividing the value of the Target Fund’s assets net of any liabilities assumed by the Acquiring Fund, computed in the manner and as of the time and date set forth in Section 2.1(a), by the net asset value of one share of the Acquiring Fund, computed in the manner and as of the time and date set forth in Section 2.1(a); and (ii) to assume all of the liabilities of the Target Fund, whether accrued or contingent, known or unknown, existing at the Closing Date (as defined in Section 1.1(b)).

The Target Fund will use commercially reasonable efforts to discharge all of its known liabilities and obligations prior to the closing provided for in Section 3.1 (the “Closing”) consistent with its obligation to continue to pursue its investment objective and strategies in accordance with the terms of its prospectus.

The Target Fund will distribute the Acquiring Fund Shares received by the Target Fund pro rata to the Target Fund’s shareholders of record determined as of the Closing (the “Target Fund Shareholders”). All Acquiring Fund Shares delivered to the Target Fund shall be delivered at net asset value without a sales load, commission, transaction fee or other similar fee being imposed. Such transaction shall take place at the Closing.

(b)     The assets of the Target Fund to be acquired by the Acquiring Fund (the “Assets”) shall consist of all assets, including, without limitation, all cash, cash equivalents, securities, commodities and futures interests, collateral, claims (whether absolute, contingent, known or unknown, accrued or unaccrued, and including, without limitation, any interest in pending or future legal claims in connection with (i) past or present holdings, whether in the form of class action claims, opt-out, or other direct litigation claims or regulator or government established investor recovery funds claims or (ii) contractual, fiduciary, or other relationships with any investment adviser, principal underwriter, or other party, and any and all resulting recoveries), dividends or interest or other receivables that are owned by the Target Fund, copies of all books and records of the Target Fund on the closing date, as defined in Section 3.1 (the “Closing Date”), and any deferred or prepaid expenses shown on the unaudited statement of assets and liabilities of the Target Fund prepared as of the effective time of the Closing (the “Closing Statement of Assets and Liabilities”) in accordance with accounting principles generally accepted in the United States of America (“GAAP”) applied consistently with those of the Target Fund’s most recent audited statement of assets and liabilities, if any. The Assets of the Target Fund shall be delivered free and clear of all liens, encumbrances (except securities that are subject to “securities loans,” as referred to in section 851(b)(2) of the Code, or that are restricted to resale by their terms), hypothecations, and claims whatsoever, and there shall be no restrictions on the full transfer thereof.

(c)     Any regulatory reporting responsibility of the Target Fund, including the responsibility for filing regulatory reports, tax returns, and other documents for periods ending on or prior to the Closing Date and such later date on which the Target Fund is terminated, is and shall remain the responsibility of the Target Fund. Any reporting responsibility of the Target Fund, including, but not limited to, the responsibility for filing regulatory reports, tax returns, or other documents with the Securities and Exchange Commission (the “SEC”), any state securities commission, and any federal, state or local tax authorities or any other relevant regulatory authority, is and shall remain the responsibility of the Target Fund.

(d)     As soon as reasonably practicable after the transfer of Assets provided for in Section 1.1(a), the Target Fund will distribute to the Target Fund Shareholders determined as of the Closing, on a pro rata basis, the Acquiring Fund Shares received by the Target Fund pursuant to Section 1.1(a) and will completely liquidate, dissolve, and terminate. The distribution, liquidation, dissolution, and termination referenced in this Section 1.1(d) will be accomplished with respect to the shares of beneficial interest of the Target Fund (“Target Fund Shares”) by the transfer of the Acquiring Fund Shares received by the Target Fund then credited to the accounts of the Target Fund on the books of the Acquiring Fund in the names of the Target Fund Shareholders. The Acquiring Fund shall have no obligation to inquire as to the validity, propriety, or correctness of such records, but shall assume that such transaction is valid, proper, and correct.

(e)     Prior to the Closing, the Acquiring Fund will issue one share of beneficial interest of the Acquiring Fund (the “Initial Shares”) to the investment adviser of the Acquiring Fund or an affiliate thereof (the “Sole Shareholder”) in exchange for a nominal amount for the sole purpose of allowing the Sole Shareholder to approve certain matters to facilitate the organization of the Acquiring Fund. Prior to the Closing, the Initial Shares will be redeemed and cancelled by the Acquiring Fund in exchange for an amount equal to the consideration received by the Acquiring Fund for such Initial Shares.

2.	VALUATION

2.1.      With respect to the Reorganization:

(a)      The value of the Assets and the liabilities of the Target Fund shall be computed as of the close of regular trading on the New York Stock Exchange (the “NYSE”) on the business day immediately preceding the Closing Date, as defined in Section 3.1 (the “Valuation Date”), using the valuation procedures approved by the Board of Trustees of ETF Series Solutions.

(b)     The number of Acquiring Fund Shares issued by the Acquiring Fund in exchange for the Target Fund’s Assets shall equal the number of shares of the Target Fund outstanding as of the Valuation Date.

(c)     The net asset value of the Acquiring Fund Shares issued in connection with the Reorganizations shall be determined to the nearest full cent as of the Valuation Date by dividing the net value of the Target Fund’s Assets (described in Section 2.1(a)) by the number of Acquiring Fund Shares issued in connection with the Reorganization (as described in Section 2.1(b)).

(d)     All computations of value shall be made by the Target Fund’s administrator using the Target Fund’s valuation procedures and shall be subject to review by the Acquiring Fund’s administrator, and, if requested by either ETF Series Solutions or NEOS ETF Trust, by the independent registered public accounting firm of the requesting party at the expense of the requesting party.

3.	CLOSING AND CLOSING DATE

3.1.      The Closing of the transactions contemplated by this Agreement shall be on or about March [ ], 2024, or such other date to which the parties may agree in writing (the “Closing Date”). All acts taking place at the Closing shall be deemed to take place simultaneously as of immediately prior to the opening of regular trading on the New York Stock Exchange (“NYSE”), on the Closing Date, unless otherwise agreed to by the parties.

3.2.      With respect to the Reorganizations:

(a)      The Target Fund shall cause U.S. Bank National Association, the custodian for the Target Fund, to deliver at the Closing a certificate of an authorized officer stating that (a) the Assets shall have been delivered in proper form to the Acquiring Fund, immediately prior to the Closing and (b) all necessary taxes in connection with the delivery of the Assets, including all applicable federal and state stock transfer stamps, if any, have been paid or provision for payment has been made. The Target Fund’s portfolio securities represented by a certificate or other written instrument shall be presented by the custodian for the Target Fund to the custodian for the Acquiring Fund for examination no later than five business days preceding the Closing Date (unless the custodian for the Target Fund is also the custodian for the Acquiring Fund) and transferred and delivered by the Target Fund as of the Closing for the account of the Acquiring Fund duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof. The Target Fund’s portfolio securities and instruments deposited with a securities depository, as defined in Rule 17f-4 under the 1940 Act, shall be delivered as of the Closing by book entry in accordance with the customary practices of such depositories and the custodian for the Acquiring Fund. The cash to be transferred by the Target Fund shall be delivered by wire transfer of federal funds as of the Closing (or such other suitable means if the custodian for the Target Fund is also the custodian for the Acquiring Fund). If the Target Fund is unable to make such delivery as of the Closing in the manner contemplated by this Section for the reason that any of such securities or other investments purchased prior to the Closing have not yet been delivered to the Target Fund or their broker, then the Target Fund shall, by the Closing, have the custodian for the Target Fund deliver to the Acquiring Fund or the Acquiring Fund’s custodian, executed copies of an agreement of assignment and escrow and due bills executed on behalf of said broker or brokers, together with such other documents as may be required by the Acquiring Fund or the Acquiring Fund’s custodian, such as brokers’ confirmation slips.

(b)     The Target Fund shall cause U.S. Bancorp Fund Services, LLC, the transfer agent for the Target Fund, to deliver at the Closing a certificate of an authorized officer stating that its records contain the names and addresses of the Target Fund Shareholders and the number and percentage ownership (to three decimal places) of outstanding Target Fund Shares owned by the Target Fund Shareholders immediately prior to the Closing. The Acquiring Fund shall issue and deliver a confirmation evidencing the Acquiring Fund Shares or provide evidence satisfactory to the Target Fund that such Acquiring Fund Shares have been credited to the Target Fund’s accounts on the books of the Acquiring Fund. At the Closing, each party shall deliver to the other such bills of sale, checks, assignments, share certifications, if any, receipts or other documents as such other party or its counsel may reasonably request to effect the transaction contemplated by the Agreement. Any cash to be transferred by the Acquiring Fund shall be delivered by wire transfer of federal funds as of the Closing (or such other suitable means if the custodian for the Target Fund is also the custodian for the Acquiring Fund).

(c)      In the event that immediately prior to the Valuation Date (a) the NYSE or another primary trading market for portfolio securities of the Target Fund shall be closed to trading or trading thereupon shall be restricted, or (b) trading or the reporting of trading on such Exchange or elsewhere shall be disrupted so that, in the judgment of the Board of Trustees of either party to this Agreement, accurate appraisal of the value of the Target Fund Shares is impracticable, the Closing Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored.

4.	REPRESENTATIONS AND WARRANTIES

4.1.      ETF Series Solutions, on behalf of itself or, where applicable, the Target Fund, represents and warrants to NEOS ETF Trust and the Acquiring Fund as follows:

(a)     ETF Series Solutions is a Delaware statutory trust duly organized, validly existing, and in good standing under the laws of the State of Delaware with power and authority under the Agreement and Declaration of Trust of ETF Series Solutions, as amended (the “Declaration of Trust”), to own all of its properties and assets and to carry on its business as it is now being conducted and, subject to approval of the shareholders of the Target Fund, to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated by this Agreement. The Target Fund is a separate series of ETF Series Solutions duly designated in accordance with the applicable provisions of ETF Series Solutions’ Declaration of Trust. ETF Series Solutions and the Target Fund are qualified to do business in all jurisdictions in which they are required to be so qualified, except jurisdictions in which the failure to so qualify would not have a material adverse effect on ETF Series Solutions or the Target Fund. The Target Fund has all material foreign, federal, state, and local authorizations necessary to own all of its properties and assets and to carry on its business as now being conducted, except authorizations which the failure to so obtain would not have a material adverse effect on the Target Fund;

(b)     ETF Series Solutions is a registered investment company classified as a management company of the open-end type, and its registration with the Commission as an investment company under the 1940 Act, and the registration of the shares of the Target Fund under the Securities Act of 1933 (“1933 Act”), are in full force and effect, and no action or proceeding to revoke or suspend such registrations is pending or, to the knowledge of ETF Series Solutions, threatened;

(c)     No consent, approval, authorization, or order of any court, Governmental Authority (as defined below), or the Financial Industry Regulatory Authority (“FINRA”) is required for the consummation by the Target Fund and ETF Series Solutions of the transactions contemplated herein, except such as have been obtained or will be obtained at or prior to the Closing under the 1933 Act, the Securities Exchange Act of 1934 (“1934 Act”), the 1940 Act, state securities laws, and the Hart-Scott-Rodino Antitrust Improvements Act of 1976;

(d)      The Target Fund is not, and the execution, delivery, and performance of this Agreement by the Target Fund will not result (i) in a violation of law or of ETF Series Solutions’ Declaration of Trust or By-laws, (ii) in a violation or breach of, or constitute a default under, any material agreement, indenture, exemptive order, instrument, contract, lease, or other undertaking to which the Target Fund is a party or by which it is bound, and the execution, delivery, and performance of this Agreement by the Target Fund will not result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease, judgment, or decree to which the Target Fund is a party or by which it is bound, or (iii) in the creation or imposition of any lien, charge, or encumbrance on any property or assets of the Target Fund;

(e)      Except as otherwise disclosed to and accepted, in writing, by or on behalf of the Acquiring Fund, all material contracts or other commitments (other than this Agreement), including without limitation the contracts set forth in Schedule 7.1(h), will be terminated with respect to the Target Fund at or prior to the Closing without liability to the Target Fund and such termination shall not result in the acceleration of any obligations of the Target Fund on or prior to the Closing;

(f)       The current prospectus and statement of additional information of the Target Fund and each prospectus and statement of additional information of the Target Fund used at all times between the commencement of operations of the Target Fund and the date of this Agreement conform or conformed at the time of their use in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and do not or did not at the time of their use include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(g)      The Target Fund is in compliance in all material respects with, and since its commencement of operations has been in compliance in all material respects with, the investment policies and restrictions set forth in the Target Fund’s then applicable prospectus and statement of additional information;

(h)      The Target Fund is in compliance in all material respects with, and since its commencement of operations has been in compliance in all material respects with, the requirements of the 1933 Act, 1934 Act, and the 1940 Act and all rules and regulations under each of the foregoing, and state securities laws and regulations;

(i)       The Target Fund is in compliance in all material respects with, and except as otherwise disclosed in writing pursuant to Section 5.1(n) hereof, since its commencement of operations has been in compliance in all materials respects with, its policies and procedures adopted pursuant to Rule 38a-1 under the 1940 Act including without limitation the valuation policies and procedures of ETF Series Solutions, transactions with affiliated persons and underwriters pursuant to Section 17 of the 1940 Act, transactions with Authorized Participants in Creation Units under any applicable exemptive orders applicable to the Target Fund, compliance with the liquidity risk management requirements of Rule 22e-4 under the 1940 Act, and during the twelve-month period preceding the date of this Agreement, there have been no material miscalculations of the net asset value of the Target Fund or the net asset value per share of the Target Fund that have not been remedied or will not be remedied prior to the Closing in accordance with industry practices and the policies of ETF Series Solutions;

(j)       Except as otherwise disclosed to and accepted, in writing, by or on behalf of the Acquiring Fund, the Target Fund will as of the Closing have good title to the Assets, and full right, power, and authority to sell, assign, transfer, and deliver such Assets, free of adverse claims, including any liens or other encumbrances (except securities that are subject to “securities loans,” as referred to in section 851(b)(2) of the Code, or that are restricted to resale by their terms), and upon delivery and payment for such Assets, the Acquiring Fund, will acquire good title thereto, free of adverse claims and subject to no restrictions on the full transfer thereof, including, without limitation, such restrictions as might arise under the 1933 Act;

(k)      The financial statements of the Target Fund for the Target Fund’s three most recently completed fiscal years, if any, have been (or, if such fiscal year-end is within the last sixty (60) days, will be) audited by the independent registered public accounting firm identified in the Target Fund’s prospectus or statement of additional information included in the Target Fund’s registration statement on Form N-1A (the “Prospectus” and “Statement of Additional Information”). Such statements, as well as the unaudited, semi-annual financial statements for the semi-annual period next succeeding Target Fund’s most recently completed fiscal year, if any, were prepared in accordance with GAAP consistently applied, and such statements present fairly, in all material respects, the financial condition and results of operations of the Target Fund as of such date in accordance with GAAP, and there are no known contingent liabilities of the Target Fund required to be reflected on a balance sheet (including the notes thereto) in accordance with GAAP as of such date not disclosed therein. No significant deficiency, material weakness, fraud, significant change, or other factor that could significantly affect the internal controls of the Target Fund has been disclosed or is required to be disclosed in the Target Fund’s reports on Form N-CSR and, to the knowledge of the Target Fund, no such disclosure will be required as of the Closing;

(l)       Since the last day of the Target Fund’s most recently completed fiscal year, there has not been any material adverse change in the Target Fund’s financial condition, assets, liabilities or business, other than changes occurring in the ordinary course of business;

(m)    (i) For each taxable year of its operation (including that portion of such taxable year ending on the Closing Date), the Target Fund has been, and will be, treated as a separate corporation for federal income tax purposes pursuant to Section 851(g) of the Code, has met and intends to meet the requirements of Subchapter M of the Code for qualification as a regulated investment company and has elected to be treated as such, has been eligible to and has computed its federal income tax under Section 852 of the Code, and has not been, and will not be, liable for any material income or excise tax under Section 852 or 4982 of the Code through the Closing Date. The Target Fund has no earnings and profits accumulated with respect to any taxable year in which the provisions of Subchapter M of the Code did not apply to the Target Fund. The Target Fund will not be subject to corporate-level taxation on the sale of any assets currently held by it as a result of the application of Section 337(d) of the Code and the Treasury Regulations thereunder.

(ii) All federal, state, local, and foreign income Tax Returns and other Tax Returns (including, for the avoidance of doubt, dividend reporting forms, and other Tax-related reports) of the Target Fund required to have been filed on or before the Closing Date or for periods ending on or before the Closing Date have been (or will be) duly and timely filed (taking into account any permitted extensions) and are or will be correct in all respects, and all federal, state, local, foreign, and other Taxes of the Target Fund (whether or not shown as due or required to be shown as due on said Tax Returns) for Tax periods ending on or before the Closing Date have been duly and timely paid, except for Taxes not yet payable, in which case, provision has been made by the Target Fund for the payment thereof and any such unpaid Taxes as of the date of the financial statements referred to in paragraph (l) above are properly reflected on such financial statements.

(iii) There are no audits, examinations, investigations, or other proceedings pending or threatened by any Taxing Authority in writing with respect to the Target Fund, and no waivers or extensions of any statute of limitations that remain open with respect to Taxes have been granted or requested with respect to the Target Fund.

(iv) No Taxing Authority with which the Target Fund does not file Tax Returns has claimed in writing or, to the knowledge of the Target Fund, in any other manner that the Target Fund is or may be subject to taxation by that Taxing Authority, and no Taxing Authority with which the Target Fund does not file a particular Tax Return has claimed in writing or, to the knowledge of the Target Fund, in any other manner that the Target Fund is or may be required to file such Tax Return. No issue has been raised by any Tax Authority in any prior examination of the Target Fund which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency for any subsequent taxable period. The Target Fund has delivered a written disclosure schedule to the Acquiring Fund listing (A) all jurisdictions in which the Target Fund pays or has paid Taxes and/or file or have filed Tax Returns and (B) all federal, state, and local income and franchise Tax Returns filed by, or on behalf of, the Target Fund, and each such disclosure schedule is accurate and complete;

As used in this Agreement:

“Governmental Authority” means any nation, state, territory, province, county, city, or other unit or subdivision thereof or any entity, authority, agency, department, board, commission, instrumentality, court, or other judicial body authorized on behalf of any of the foregoing to exercise legislative, judicial, regulatory, or administrative functions of or pertaining to government, and any governmental or non-governmental self-regulatory organization.

“Tax” or “Taxes” means (i) any and all federal, state, local, foreign, and other taxes, assessments, levies, duties, fees, and other governmental or similar charges, including without limitation income, profits, gross receipts, net proceeds, alternative or add-on minimum, ad valorem, value added, turnover, sales, use, property, unclaimed property, personal property (tangible and intangible), environmental, stamp, leasing, lease, user, excise, duty, franchise, capital, capital stock, transfer, registration, license, withholding, social security (or similar), unemployment, disability, payroll, employment, fuel, excess profits, occupational, premium, windfall profit, severance, estimated, or other governmental charge of any kind whatsoever and (ii) any liability related to an item described in clause (i) of this definition and arising (a) from being or having been a member of an affiliated, consolidated, combined, unitary group, or similar group for federal, state, local, or foreign tax purposes or (b) as a result of being a successor to another person or transferee thereof, or pursuant to contract (other than pursuant to a contract the principal purpose of which is not allocation of an item described in clause (i) of this definition), in all cases together with any interest, penalties, additions to tax or additional amounts imposed in connection with any of the foregoing.

“Taxing Authority” means, with respect to any Tax, the Governmental Authority that imposes such Tax and the agency (if any) charged with the collection of such Tax for such Governmental Authority.

“Tax Return” means any return, declaration, report, claim for refund, information return, or any similar filing or statement filed with any Taxing Authority (domestic, foreign, or otherwise) that is related to Taxes, including any form, schedule, or attachment thereto and any amendment or supplement thereof;

(n)     All issued and outstanding shares of the Target Fund are duly authorized and validly issued and outstanding, fully paid and non-assessable by ETF Series Solutions and, in every state where offered or sold, such offers and sales have been in compliance in all material respects with applicable registration and/or notice requirements of the 1933 Act and state and local regulatory authorities and will be held at the time of closing by the persons and in the amounts set forth in the records of the transfer agent of the Target Fund;

(o)      )The execution, delivery, and performance of this Agreement has been duly authorized by all necessary action, if any, on the part of the Board of Trustees of ETF Series Solutions, on behalf of the Target Fund, and subject to the due authorization, execution, and delivery of this Agreement by the other parties hereto, this Agreement will constitute a valid and binding obligation of the Target Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights and to general equity principles;

(p)      The books and records of the Target Fund are true and correct in all material respects and contain no material omissions with respect to information required to be maintained under the laws, rules, and regulations applicable to the Target Fund;

(q)      The Target Fund is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code;

(r)       The Target Fund has no unamortized or unpaid organizational fees or expenses;

(s)      The information to be furnished by the Target Fund for use in applications for orders, registration statements, or proxy materials or for use in any other document filed or to be filed with any federal, state, or local regulatory authority (including any national securities exchange or FINRA), which may be necessary in connection with the transactions contemplated hereby, shall be accurate and complete in all respects and shall comply in all material respects with federal securities and other laws and regulations applicable thereto;

(t)       The combined proxy statement and prospectus on Form N-14 (the “Proxy Statement”) referred to in Section 5.1(c), only insofar as it relates to ETF Series Solutions and the Target Fund, will, on the effective date of the Proxy Statement and on the Closing Date, (i) comply in all material respects with the provisions and regulations of the 1933 Act, the 1934 Act and the 1940 Act, as applicable, and (ii) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements are made, not misleading; provided, however, that the representations and warranties in this paragraph shall not apply to statements in or omissions from the Proxy Statement made in reliance upon and in conformity with the information that was furnished by NEOS ETF Trust on behalf of the Acquiring Fund for use therein; and

(u)      Except as otherwise disclosed, there is no action, suit, proceeding, claim, demand, arbitration, matter, or investigation pending or threatened against or affecting the Target Fund at law, in equity, or otherwise, in, before, or by any court, Governmental Authority, or arbitrator, and there is no unsatisfied judgment, injunction, decree, or regulatory restriction imposed specifically upon the Target Fund or any of its properties, assets, trustees, officers, employees, or agents that could reasonably be expected to materially and adversely affect its business or its ability to consummate the Reorganization.

(v)      All information provided or identified in writing by the Target Fund or ETF Series Solutions, on behalf of the Target Fund, to the Acquiring Fund in response to formal due diligence requests relating to the Target Fund are true and correct in all material respects and contain no material misstatements or omissions.

4.2.       NEOS ETF Trust, on behalf of itself or, where applicable, the Acquiring Fund represents and warrants to ETF Series Solutions and the Target Fund as follows:

(a)      NEOS ETF Trust is a Delaware statutory trust duly organized, validly existing, and in good standing under the laws of the State of Delaware with power and authority under NEOS ETF Trust’s Agreement and Declaration of Trust to own all of its properties and assets and to carry on its business as it is now being conducted, to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated by this Agreement. The Acquiring Fund is a separate series of NEOS ETF Trust duly designated in accordance with the applicable provisions of NEOS ETF Trust’s Agreement and Declaration of Trust. NEOS ETF Trust and the Acquiring Fund are qualified to do business in all jurisdictions in which they are required to be so qualified, except jurisdictions in which the failure to so qualify would not have a material adverse effect on NEOS ETF Trust or the Acquiring Fund. The Acquiring Fund has all material federal, state, and local authorizations necessary to own all of its properties and assets and to carry on its business as now being conducted, except authorizations which the failure to so obtain would not have a material adverse effect on the Acquiring Fund;

(b)      NEOS ETF Trust is a registered investment company classified as a management company of the open-end type, and its registration with the Commission as an investment company under the 1940 Act and the registration of the shares of the Acquiring Fund under the 1933 Act are in full force and effect, and no action or proceeding to revoke or suspend such registrations is pending or, to the knowledge of NEOS ETF Trust, threatened;

(c)      No consent, approval, authorization, or order of any court, Governmental Authority, or FINRA is required for the consummation by the Acquiring Fund and NEOS ETF Trust of the transactions contemplated herein, except such as have been or will be obtained at or prior to the Closing under the 1933 Act, the 1934 Act, the 1940 Act, state securities laws, and the Hart-Scott-Rodino Antitrust Improvements Act of 1976;

(d)      The Acquiring Fund is not, and the execution, delivery, and performance of this Agreement by the Acquiring Fund will not result (i) in a violation of law or of NEOS ETF Trust’s Agreement and Declaration of Trust or by-laws, (ii) in a violation or breach of, or constitute a default under, any material agreement, indenture, exemptive order, instrument, contract, lease, or other undertaking to which the Acquiring Fund is a party to or by which it is bound, and the execution, delivery, and performance of the Agreement by the Acquiring Fund will not result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease, judgment, or decree to which the Acquiring Fund is a party or by which it is bound, or (iii) in the creation or imposition of any lien, charge, or encumbrance on any property or assets of the Acquiring Fund;

(e)      The Acquiring Fund is, and will be at the time of Closing, new series of NEOS ETF Trust formed for the purpose of receiving the assets and assuming the liabilities of the Target Fund in connection with the Reorganization and, accordingly, the Acquiring Fund will not have commenced operations, prepared books of account and related records or financial statements, or carried on any business activities, except as necessary to facilitate the organization of the Acquiring Fund as new series of NEOS ETF Trust prior to its commencement of operations. Except with respect to the consideration received in exchange for the issuance of the Initial Shares, the Acquiring Fund has not owned any assets and will not own any assets, and will not have any known liabilities of a material nature, contingent or otherwise, prior to the Closing. As of the time immediately prior to the Closing, there will be no issued or outstanding securities issued by the Acquiring Fund, other than the Initial Shares issued to the Sole Shareholder for the purpose set forth in Section 1.1(e) above. The Initial Shares will be redeemed and cancelled prior to the Closing;

(f)       By the Closing, NEOS ETF Trust’s Board of Trustees and officers shall have taken all actions as are necessary under the 1933 Act, 1934 Act, 1940 Act, and any applicable state securities laws for the Acquiring Fund to commence operations as registered open-end management investment companies, including, without limitation, approving and authorizing the execution of investment advisory contracts in the manner required by the 1940 Act and approving and authorizing the execution of such other contracts as are necessary for the operation of the Acquiring Fund;

(g)      The execution, delivery, and performance of this Agreement has been duly authorized by all necessary action, if any, on the part of the Board of Trustees of NEOS ETF Trust, on behalf of the Acquiring Fund, and subject to the due authorization, execution, and delivery of this Agreement by the other parties hereto, this Agreement will constitute a valid and binding obligation of the Acquiring Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights and to general equity principles;

(h)      The shares of the Acquiring Fund to be issued and delivered to the Target Fund, for the account of the Target Fund Shareholders, pursuant to the terms of this Agreement, have been duly authorized and, when so issued and delivered, will be duly and validly issued Acquiring Fund Shares, and, upon receipt of the Target Fund’s Assets in accordance with the terms of this Agreement, will be fully paid and non-assessable by NEOS ETF Trust;

(i)       The Acquiring Fund (i) intends to continue to qualify for the tax treatment afforded regulated investment companies under the Code for its taxable year that includes the Closing Date, and intends to continue to qualify for such treatment for their subsequent taxable years, (ii) will be eligible to compute its federal income tax under Section 852 of the Code for the taxable year that includes the Closing Date, and (iii) will be treated as separate corporations for federal income tax purposes pursuant to Section 851(g) of the Code for the taxable year that includes the Closing Date. The Acquiring Fund has not taken any action, caused any action to be taken, or caused any action to fail to be taken, which action or failure could cause the Acquiring Fund to fail to qualify as regulated investment companies for their taxable year that includes the Closing Date. The Acquiring Fund has no earnings and profits accumulated in any taxable year;

(j)       The books and records of the Acquiring Fund are true and correct in all material respects and contain no material omissions with respect to information required to be maintained under laws, rules, and regulations applicable to the Acquiring Fund;

(k)      The Acquiring Fund is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code;

(l)       The Acquiring Fund has no unamortized or unpaid organizational fees or expenses for which it does not expect to be reimbursed;

(m)    The information to be furnished by the Acquiring Fund for use in applications for orders, registration statements, or proxy materials or for use in any other documents filed or to be filed with any federal, state, or local regulatory authority (including any national securities exchange or FINRA), which may be necessary in connection with the transactions contemplated hereby, shall be accurate and complete in all respects and shall comply in all material respects with federal securities and other laws and regulations applicable thereto; provided, however, that the representation and warranties in this paragraph shall not apply to statements in or omissions from the Proxy Statement made in reliance upon and in conformity with information that was furnished by or on behalf of the Target Fund for use therein;

(n)      At the Closing, the current prospectus and statement of additional information of the Acquiring Fund will conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading;

(o)      The Proxy Statement referred to in Section 5.1(c), only insofar as it relates to NEOS ETF Trust and the Acquiring Fund, will, on the effective date of the Proxy Statement and on the Closing Date, (i) comply in all material respects with the provisions and regulations of the 1933 Act, the 1934 Act, and the 1940 Act and (ii) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading; provided, however, that the representation and warranties in this paragraph shall not apply to statements in or omissions from the Proxy Statement made in reliance upon and in conformity with information that was furnished by or on behalf of the Target Fund for use therein; and

(p)      There is no action, suit, proceeding, claim, demand, arbitration, matter, or investigation pending or threatened against or affecting the Acquiring Fund at law, in equity, or otherwise, in, before, or by any court, Governmental Authority, or arbitrator, and there is no unsatisfied judgment, injunction, decree, or regulatory restriction imposed specifically upon the Acquiring Fund or any of their properties, assets, trustees, officers, employees, or agents that could reasonably be expected to materially and adversely affect its business or its ability to consummate the Reorganization.

(q)      All information provided or identified in writing by the Acquiring Fund or NEOS ETF Trust, on behalf of the Acquiring Fund, to the Target Fund in response to formal due diligence requests relating to the Acquiring Fund is true and correct in all material respects and contains no material misstatements or omissions.

5.	COVENANTS

5.1.          With respect to the Reorganization:

(a)      The Target Fund: (i) will operate its business in the ordinary course and in accordance with past practices between the date hereof and the Closing, it being understood that such ordinary course of business may include the declaration and payment of customary dividends and distributions, and any other distribution that may be advisable, and (ii) shall use its best efforts to preserve intact its business organization and material assets and maintain the rights, franchises, and business and customer relations necessary to conduct the business operations of the Target Fund in the ordinary course in all material respects. Prior to the Closing, the Acquiring Fund will carry on no business activities, other than as are necessary in connection with the organization of a new series of an investment company prior to its commencement of operations.

(b)      ETF Series Solutions will call a meeting of the Target Fund Shareholders (the “Shareholder Meeting”) as soon as practicable in compliance with securities laws and regulations to consider and act upon this Agreement and to take all other action necessary to obtain approval of the transactions contemplated herein.

(c)      In connection with the Shareholder Meeting, the Target Fund will promptly provide the Acquiring Fund with information regarding the Target Fund, and the Acquiring Fund will provide the Target Fund with information regarding the Acquiring Fund, reasonably necessary for the preparation of the Proxy Statement, in compliance with the 1933 Act, the 1934 Act, and the 1940 Act. NEOS ETF Trust will file the Proxy Statement with the Commission.

(d)     The Target Fund covenants that the Acquiring Fund Shares to be issued pursuant to this Agreement are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms of this Agreement.

(e)      The Target Fund will assist the Acquiring Fund in obtaining such information as the Acquiring Fund reasonably requests concerning the beneficial ownership of the Target Fund’s shares.

(f)       ETF Series Solutions, or its transfer agent, on behalf of the Target Fund, will provide the Acquiring Fund with (1) a statement of the tax basis and holding period of all investments to be transferred by the Target Fund to the Acquiring Fund, (2) a copy (which may be in electronic form) of the shareholder ledger accounts including, without limitation, the name, address, and taxpayer identification number of each shareholder of record, the number of shares of beneficial interest held by each shareholder, the dividend reinvestment elections applicable to each shareholder, and the backup withholding and nonresident alien withholding certifications, notices, or records on file with the Target Fund with respect to each shareholder, for all of the shareholders of record of the Target Fund as of the Closing, who are to become holders of the Acquiring Fund as a result of the transfer of Assets (the “Target Fund Shareholder Documentation”), certified by the Target Fund’s transfer agent or the Target Fund’s President or Vice-President to the best of their knowledge and belief, (3) copies of the tax books and records of the Target Fund for purposes of preparing any returns required by law to be filed for tax periods ending after the Closing Date, and (4) all FASB ASC 740-10- 25 (formerly FIN 48) workpapers and supporting statements pertaining to the Target Fund (the “FIN 48 Workpapers”). The foregoing information to be provided within such timeframes as is mutually agreed by the parties.

(g)      Subject to the provisions of this Agreement, the parties will each take, or cause to be taken, all action, and do or cause to be done all things, reasonably necessary, proper, or advisable to consummate and make effective the transactions contemplated by this Agreement, including to fulfill all conditions precedent applicable to such party pursuant to this Agreement.

(h)      Promptly after the Closing, the Target Fund will make one or more liquidating distributions to its shareholders consisting of the Acquiring Fund Shares received at the Closing, as set forth in Section 1.1(d) hereof.

(i)       If requested by the Acquiring Fund, ETF Series Solutions, on behalf of the Target Fund, shall deliver to the Acquiring Fund a statement of the earnings and profits (accumulated and current) of the Target Fund for federal income tax purposes that will be carried over to the Acquiring Fund as a result of Section 381 of the Code. The information to be provided under this paragraph shall be provided within such timeframes as is mutually agreed by the parties.

(j)       It is the intention of the parties that the Reorganization will qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the Code. None of the parties to the Reorganization shall take any action or cause any action to be taken (including, without limitation the filing of any Tax Return) that is inconsistent with such treatment or results in the failure of the Reorganization to qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the Code.

(k)      Any reporting responsibility of the Target Fund, including, but not limited to, the responsibility for filing regulatory reports, Tax Returns relating to tax periods ending on or prior to the Closing Date (whether due before or after the Closing Date), or other documents with the Commission, any state securities commission, and any federal, state, or local Taxing Authorities, or any other relevant regulatory authority, is and shall remain the responsibility of the Target Fund, except as otherwise is mutually agreed by the parties in writing.

(l)       ETF Series Solutions, on behalf of the Target Fund, shall deliver to the Acquiring Fund copies of: (1) the federal, state, and local income Tax Returns filed by or on behalf of the Target Fund for the prior three (3) taxable years; and (2) any of the following that have been issued to or for the benefit of or that otherwise affect the Target Fund and which have continuing relevance: (a) rulings, determinations, holdings, or opinions issued by any federal, state, local, or foreign Taxing Authority and (b) legal opinions.

(m)    ETF Series Solutions, on behalf of the Target Fund, and NEOS ETF Trust, on behalf of the Acquiring Fund, acknowledge that their respective administrator, fund accountant, transfer agent, and custodian may have information about such party or its operations that may be necessary or useful to facilitate the Reorganization and each such party permits such service providers to utilize such information for the purpose of advising the parties or otherwise facilitating the transactions described in the Agreement.

(n)      Each of ETF Series Solutions and NEOS ETF Trust will cooperate in good faith and will cause any of its agents, investment advisers, or principal underwriters to cooperate in good faith with any reasonable due diligence review conducted by the other party or its representatives in connection with the Reorganization, including, without limitation, providing information, including in writing when so requested, and making available documents and officers, during regular business hours, as the other party may reasonably request.

6.	CONDITIONS PRECEDENT TO OBLIGATIONS OF THE TARGET FUND

6.1.       With respect to the Reorganization, the obligations of ETF Series Solutions, on behalf of the Target Fund, to consummate the transactions provided for herein shall be subject, at the Target Fund’s election, to the following conditions:

(a)      All representations and warranties of the Acquiring Fund and NEOS ETF Trust contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing, with the same force and effect as if made on and as of the Closing;

(b)      NEOS ETF Trust shall have delivered to ETF Series Solutions as of the Closing a certificate executed in its name by its President and Treasurer, in form and substance reasonably satisfactory to ETF Series Solutions and dated as of the Closing Date, to the effect that the representations and warranties of or with respect to the Acquiring Fund made in this Agreement are true and correct at and as of the Closing;

(c)      NEOS ETF Trust and the Acquiring Fund shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by NEOS ETF Trust and the Acquiring Fund, on or before the Closing, in all material respects unless waived pursuant to the terms hereof;

(d)      A prospectus of the Acquiring Fund relating to the continuous offering of the Acquiring Fund Shares in Creation Units shall have become effective under the 1933 Act and no stop orders suspending the effectiveness thereof shall have been issued and, to the best knowledge of the Acquiring Fund, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened, or contemplated under the 1933 Act;

(e)      The Target Fund shall have received at the Closing an opinion of Thompson Hine LLP, counsel to NEOS ETF Trust, in a form reasonably satisfactory to the Target Fund, and dated as of the Closing Date, to the effect that:

(i) the Agreement has been duly authorized, executed, and delivered by NEOS ETF Trust, on behalf of the Acquiring Fund, and, assuming due authorization, execution, and delivery of the Agreement by ETF Series Solutions, on behalf of the Target Fund, is a valid and binding obligation of NEOS ETF Trust, on behalf of the Acquiring Fund, enforceable against the Acquiring Fund in accordance with its terms; and

(ii) to the knowledge of such counsel, no consent, approval, authorization, or order of any court or governmental authority is required for the consummation by NEOS ETF Trust or the Acquiring Fund of the transactions contemplated by the Agreement, except such as may be required under the 1933 Act, the 1934 Act, the 1940 Act, and the rules and regulations under those Acts (it being understood that counsel has made no independent investigation or analysis with respect to state securities laws and is not opining thereon).

(f)       In connection with the opinions contemplated by Section 6.1(e), it is understood that counsel may reasonably rely upon the representations made in this Agreement as well as certificates of officers of NEOS ETF Trust.

7.	CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUND

7.1.       With respect to the Reorganization, the obligations of NEOS ETF Trust, on behalf of the Acquiring Fund, to consummate the transactions provided for herein shall be subject, at the Acquiring Fund’s election, to the following conditions:

(a)      All representations and warranties of ETF Series Solutions and the Target Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing, with the same force and effect as if made on and as of the Closing;

(b)      The Target Fund shall have delivered to the Acquiring Fund a Closing Statement of Assets and Liabilities, certified by the President and Treasurer of the Target Fund;

(c)      ETF Series Solutions shall have delivered to NEOS ETF Trust as of the Closing a certificate executed in its name by its President and Treasurer, in form and substance reasonably satisfactory to NEOS ETF Trust and dated as of the Closing, to the effect that the representations and warranties of or with respect to the Target Fund made in this Agreement are true and correct at and as of the Closing Date;

(d)      If requested by the Acquiring Fund, ETF Series Solutions, on behalf of the Target Fund, shall have delivered to NEOS ETF Trust (i) a statement of the Target Fund’s Assets, together with a list of portfolio securities of the Target Fund showing the adjusted tax basis of such securities by lot and the holding periods of such securities, as of the Closing, certified by the Treasurer of ETF Series Solutions, (ii) the Target Fund Shareholder Documentation, (iii) the FIN 48 Workpapers, (iv) to the extent permitted by applicable law, all information pertaining to, or necessary or useful in the calculation or demonstration of, the investment performance of the Target Fund, and/or (v) a statement of earnings and profits as provided in Section 5.1(i);

(e)      U.S. Bank National Association, the Target Fund’s custodian shall have delivered the certificate contemplated by Sections 3.2(a) of this Agreement, duly executed by an authorized officer of U.S. Bank National Association;

(f)       U.S. Bancorp Fund Services, LLC, the Target Fund’s transfer agent, shall have delivered the certificates contemplated by Sections 3.2(b) of this Agreement, duly executed by an authorized officer of U.S. Bancorp Fund Services, LLC;

(g)      As of the Closing Date, the Target Fund shall not have any direct or indirect interest in any security for which the Target Fund’s investment adviser is the investment adviser or for which the Target Fund’s principal underwriter is the principal underwriter;

(h)      All invoices related to expenses incurred in connection with the operation of the Target Fund that are required to be paid by Nationwide Fund Advisors shall have been paid, and a prepayment of any estimated expenses expected to be incurred in connection with the operation of the Target Fund for which an invoice has not been received, shall have been received by the applicable service provider. For the avoidance of doubt, such expenses incurred by the Target Fund shall include, without limitation, fees payable to (or expected to be payable to) the Target Fund’s administrator, fund accountant, transfer agent, custodian, and independent registered public accounting firm, but shall not include legal counsel to the Target Fund;

(i)       ETF Series Solutions and the Target Fund shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by ETF Series Solutions and the Target Fund, on or before the Closing, in all material respects unless waived pursuant to the terms hereof;

(j)       The Acquiring Fund shall have received evidence that the contracts set forth on Schedule 7.1(h) shall have been terminated with respect to the Target Fund;

(k)      NEOS ETF Trust shall have completed to its satisfaction its review of the Target Fund’s books and records;

(l)       The Acquiring Fund shall have received at the Closing an opinion of Morgan, Lewis & Bockius LLP, counsel to ETF Series Solutions, in a form reasonably satisfactory to the Acquiring Fund, and dated as of the Closing Date, to the effect that:

(i) the Agreement has been duly authorized, executed, and delivered by ETF Series Solutions, on behalf of the Target Fund, and, assuming due authorization, execution, and delivery of the Agreement by NEOS ETF Trust, on behalf of the Acquiring Fund, is a valid and binding obligation of ETF Series Solutions, on behalf of the Target Fund, enforceable against ETF Series Solutions and the Target Fund in accordance with its terms; and

(ii) to the knowledge of such counsel, no consent, approval, authorization, or order of any court or governmental authority is required for the consummation by ETF Series Solutions or the Target Fund of the transactions contemplated by the Agreement, except such as may be required under the 1933 Act, the 1934 Act, the 1940 Act, and the rules and regulations under those Acts (it being understood that counsel has made no independent investigation or analysis with respect to state securities laws and is not opining thereon).

(m)    In connection with the opinions contemplated by Section 7.1(l), it is understood that counsel may reasonably rely upon the representations made in this Agreement as well as certificates of officers of ETF Series Solutions.

8.	FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUND AND THE TARGET FUND

With respect to the Reorganization, if any of the conditions set forth below have not been satisfied on or before the Closing with respect to the Target Fund or the Acquiring Fund, ETF Series Solutions or NEOS ETF Trust, respectively, shall, at its or their option, not be required to consummate the transactions contemplated by this Agreement; provided, that with respect to Section 8.1, if the condition has not been satisfied on or before the Closing with respect to the Target Fund, ETF Series Solutions or NEOS ETF Trust, respectively, shall, at its or their option, not be required to consummate the transactions contemplated by this Agreement for the Target Fund:

8.1.       The Agreement shall have been approved by the requisite vote of the holders of the outstanding shares of the Target Fund in accordance with the provisions of ETF Series Solutions’ Declaration of Trust, Delaware law, and the 1940 Act. Notwithstanding anything herein to the contrary, neither the Target Fund nor the Acquiring Fund may waive the condition set forth in this Section 8.1;

8.2.       On the Closing Date, no action, suit, or other proceeding shall be pending or, to ETF Series Solutions’ or NEOS ETF Trust’s knowledge, threatened before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein;

8.3.       All consents of other parties and all other consents, orders, and permits of federal, state, and local regulatory authorities deemed necessary by the Acquiring Fund or the Target Fund to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order, or permit would not involve a risk of a material adverse effect on the assets or properties of the Acquiring Fund or the Target Fund, provided that either party hereto may for itself waive any of such conditions;

8.4.       ETF Series Solutions and NEOS ETF Trust shall have received a favorable opinion of Thompson Hine LLP addressed to the Acquiring Fund and the Target Fund substantially to the effect that with respect to the Target Fund and the Acquiring Fund for federal income tax purposes:

(i) The Acquiring Fund’s acquisition of the assets of the Target Fund in exchange solely for the Acquiring Fund shares and its assumption of the liabilities of the Target Fund, followed by the Target Fund’s distribution of the Acquiring Fund shares pro rata to the Target Fund shareholders actually or constructively in exchange for their Target Fund shares in complete liquidation of the Target Fund, will qualify as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code, and the Target Fund and the Acquiring Fund each will be a “party to a reorganization” within the meaning of Section 368(b) of the Code.

(ii) Under Sections 361 and 357(a) of the Code, no gain or loss will be recognized by the Target Fund upon the transfer of the Target Fund’s assets to the Acquiring Fund solely in exchange for the Acquiring Fund shares and the assumption by the Acquiring Fund of the liabilities of the Target Fund or upon the distribution (whether actual or constructive) of the Acquiring Fund shares to the Target Fund shareholders in exchange for their Target Fund shares.

(iii) Under Section 1032(a) of the Code, no gain or loss will be recognized by the Acquiring Fund upon the receipt of the Target Fund’s assets solely in exchange for the Acquiring Fund shares and the Acquiring Fund’s assumption of the liabilities of the Target Fund.

(iv) Under Section 362(b) of the Code, the adjusted basis in each of the Target Fund’s assets acquired by the Acquiring Fund will be the same as the adjusted basis of such assets to the Target Fund immediately prior to the Reorganization.

(v) Under Section 1223(2) of the Code, the holding period of the assets of the Target Fund in the hands of the Acquiring Fund will include the period during which those assets were held by the Target Fund (except where the Acquiring Fund’s investment activities have the effect of reducing or eliminating an asset’s holding period).

(vi) Under Section 354(a)(1) of the Code, no gain or loss will be recognized by the Target Fund shareholders upon the exchange of their Target Fund shares for the Acquiring Fund shares in complete liquidation of the Target Fund pursuant to the Reorganization.

(vii) Under Section 358(a)(1) of the Code, the aggregate adjusted basis of the Acquiring Fund shares received by each Target Fund shareholder pursuant to the Reorganization will be the same as the aggregate adjusted basis of the Target Fund shares held by such shareholder immediately prior to the Reorganization.

(viii) Under Section 1223(1) of the Code, the holding period of the Acquiring Fund shares received by each Target Fund shareholder in the Reorganization will include the period during which the Target Fund shares exchanged therefor were held by such shareholder (provided the Target Fund shares were held as capital assets on the date of the Reorganization).

(ix) The Acquiring Fund will succeed to and take into account the items of the Target Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Treasury Regulations thereunder. In particular, under Treasury Regulations § 1.381(b)-1(a)(2), the Acquiring Fund will be treated for purposes of section 381 of the Code just as the Target Fund would have been treated if there had been no Reorganization, the tax attributes of the Target Fund enumerated in Section 381(c) of the Code shall be taken into account by the Acquiring Fund as if there had been no Reorganization, and the taxable year of the Target Fund will not end on the date of the Reorganization merely because of the closing of the Reorganization.

Such opinion shall be based on customary assumptions, limitations and such representations as Thompson Hine LLP may reasonably request, as well as the representations and warranties made in this Agreement which counsel may treat as representations and warranties made to it. The Target Fund and Acquiring Fund will cooperate to make and certify the accuracy of such representations. Such opinion may state that no opinion is expressed regarding: (a) whether either the Target Fund or the Acquiring Fund qualifies or will qualify as a regulated investment company; (b) the federal income tax consequences of the payment of Reorganization expenses by NEOS Investment Management LLC, except in relation to the qualification of the Reorganization as a reorganization under Section 368(a) of the Code; (c) whether any federal income tax will be imposed or required to be withheld under the Foreign Investment in Real Property Tax Act of 1980 with respect to any Target Fund shareholder that is a foreign person; (d) the effect of the Reorganization on the Target Fund with respect to any transferred asset as to which unrealized gain or loss is required to be recognized for federal income tax purposes under a mark-to-market system of accounting (including under Section 1256 of the Code); (e) the effect of the Reorganization on any shareholder of the Target Fund that is required to recognize unrealized gains or losses for federal income tax purposes under a mark-to-market system of accounting; (f) whether accrued market discount, if any, on any market discount bonds held by the Target Fund will be required to be recognized as ordinary income under Section 1276 of the Code as a result of the Reorganization; (g) whether any gain or loss will be required to be recognized with respect to any Asset that constitutes stock in a passive foreign investment company (within the meaning of Section 1297(a) of the Code); and (h) any state, local or foreign tax consequences of the Reorganization. Notwithstanding anything herein to the contrary, neither the Acquiring Fund nor the Target Fund may waive the conditions set forth in this Section 8.4.

9.	FEES AND EXPENSES

NEOS Investment Management LLC will bear all direct expenses relating to the proposed Reorganization, whether or not consummated. For the avoidance of doubt, neither the Acquiring Fund nor the Target Fund will bear any costs relating to the Reorganization, other than as described in this Agreement. NEOS Investment Management LLC will assume or pay only those expenses that are solely and directly related to the Reorganization (determined in accordance with the guidelines set forth in Rev. Rul. 73-54, 1973-1 C.B. 187), and the shareholders of the Target Fund and the Acquiring Fund will pay their own expenses, if any, incurred in connection with the Reorganization. Notwithstanding the foregoing, the party directly incurring any costs and expenses will bear such costs and expenses if and to the extent that payment by another party would result in the Acquiring Fund failing to qualify and be eligible for treatment as a regulated investment company under Sections 851 and 852 of the Code or would prevent the Reorganization from qualifying as a reorganization within the meaning of Section 368(a) of the Code or otherwise result in the imposition of tax on either the Target Fund or the Acquiring Fund or any of their respective shareholders. This Section 9 shall survive the termination of this Agreement and the Closing.

10.	ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES AND COVENANTS

Each party agrees that no party has made any representation, warranty, or covenant not set forth herein and that this Agreement constitutes the entire agreement between the parties. The representations, warranties, and covenants contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall not survive the consummation of the transactions contemplated hereunder. The covenants to be performed after the Closing shall survive the Closing. For the avoidance of doubt, the provisions in Section 9 of this Agreement shall survive the Closing.

11.	TERMINATION

This Agreement may be terminated and the transactions contemplated hereby may be abandoned by mutual written agreement of the parties.

12.	AMENDMENTS

This Agreement may be amended, modified, or supplemented in a writing signed by the parties hereto to be bound by such Amendment.

13.	HEADINGS; GOVERNING LAW; COUNTERPARTS; ASSIGNMENT; LIMITATION OF LIABILITY

13.1.     The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

13.2.     This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and applicable federal law, without regard to its principles of conflicts of laws.

13.3.     This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

13.4.     This Agreement may be executed in any number of counterparts, each of which shall be considered an original.

13.5.     It is expressly agreed that the obligations of the parties hereunder shall not be binding upon any of their respective directors or trustees, shareholders, nominees, officers, agents, or employees personally, but shall bind only the property of the Target Fund or the Acquiring Fund as provided in ETF Series Solutions’ Declaration of Trust or NEOS ETF Trust’s Agreement and Declaration of Trust, respectively. The execution and delivery by such officers shall not be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of such party.

[Signature Page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be approved on behalf of the Acquiring Fund and Target Fund.

ETF SERIES SOLUTIONS,
on behalf of its series the Nationwide Nasdaq-100® Risk-Managed Income ETF

By:
Name:
Title:

NEOS ETF Trust,
on behalf of its series the NEOS Nasdaq-100® Hedged Equity Income ETF

By:
Name:
Title:

NEOS Investment Management LLC
solely for the purposes of Section 9 of this Agreement

By:
Name:
Title:

Schedule 7.1(h)

1.	Investment Advisory Agreement between ETF Series Solutions and Nationwide Fund Advisors dated July 13, 2017, as amended thereafter, solely with respect to the Target Fund.

2.	Investment Sub-Advisory Agreement between Nationwide Fund Advisors and NEOS Investment Management LLC, dated July 13, 2023, solely with respect to the Target Fund.

3.	Distribution Agreement between ETF Series Solutions and Quasar Distributors, LLC, dated September 30, 2021, as amended thereafter, solely with respect to the Target Fund.

4.	Custody Agreement between ETF Series Solutions and U.S. Bank National Association, dated May 16, 2012, as amended thereafter, solely with respect to the Target Fund.

5.	Transfer Agent Servicing Agreement between ETF Series Solutions and U.S. Bancorp Fund Services, LLC, dated May 16, 2012, as amended thereafter, solely with respect to the Target Fund.

6.	Fund Administration Servicing Agreement between ETF Series Solutions and U.S. Bancorp Fund Services, LLC, dated May 16, 2012, as amended thereafter, solely with respect to the Target Fund.

7.	Fund Accounting Servicing Agreement between ETF Series Solutions and U.S. Bancorp Fund Services, LLC, dated May 16, 2012, as amended thereafter, solely with respect to the Target Fund.